As filed with the Securities and Exchange Commission on August 8, 2014
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________

THE EMPIRE DISTRICT ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Kansas	44-0236370
(State or other jurisdiction of incorporation or organization) 602 S. Joplin Avenue Joplin, Missouri (Address of principal executive offices)	(I.R.S. Employer Identification Number) 64801 (Zip Code)

The Empire District Electric Company
Employee Stock Purchase Plan

Bradley P. Beecher
President and Chief Executive Officer
The Empire District Electric Company
602 S. Joplin Avenue
Joplin, Missouri  64801
(Name and address of agent for service)
(417) 625-5100
(Telephone number, including area code, of agent for service)
______________________________

with a copy to:

Michael A. Sherman, Esq.
Cahill Gordon & Reindel llp
80 Pine Street
New York, New York  10005
(212) 701-3000
______________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to Be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $1.00 per share	750,000 shares (3)	$24.39	$18,292,500	$2,356.07

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)
Computed in accordance with Rule 457(h) under the Securities Act, by averaging the high and low sales prices of the Registrant’s Common Stock reported on the New York Stock Exchange for August 4, 2014.

(3)	Represents shares of Common Stock issuable pursuant to The Empire District Electric Company Employee Stock Purchase Plan (the “ESPP”).

EXPLANATORY NOTE

The Empire District Electric Company has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act, to register an additional 750,000 shares of Common Stock authorized for issuance under the ESPP.  A registration statement on Form S-8 (File No. 33-34807) was filed with the Securities and Exchange Commission (the “Commission”) on May 9, 1990, covering the registration of 275,000 shares authorized for issuance under the ESPP.  A registration statement on Form S-8 (File No. 333-130076) was filed with the Commission on December 1, 2005, covering the registration of an additional 500,000 shares authorized for issuance under the ESPP.  Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 750,000 shares under the ESPP.  Pursuant to such Instruction E, the contents of the registration statements on Form S-8 (File Nos. 33-34807 and 333-130076) are incorporated herein by reference and updated with the information furnished in Part II of this Registration Statement below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 6.                 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant is organized under the laws of the State of Kansas. Our Restated Articles of Incorporation and Bylaws contain provisions permitted by the Kansas General Corporation Code which, in general terms, provide that directors and officers will be indemnified by us for all losses that may be incurred by them in connection with any claim or legal action in which they may become involved by reason of their service as a director or officer of the Registrant, if they meet certain specified conditions, and provide for the advancement by us to our directors and officers of expenses incurred by them in defending suits arising out of their service as such.

Our directors and officers are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities arising under the Securities Act. The premium for this insurance is paid by us. Further, the Registrant has entered into indemnity agreements with certain of its directors and officers pursuant to which the Registrant is contractually obligated to indemnify, hold harmless, exonerate and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law.

ITEM 8.                 EXHIBITS.

The exhibits listed in the Exhibit Index are filed as part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Joplin, State of Missouri, on this 8th day of August, 2014.

THE EMPIRE DISTRICT ELECTRIC COMPANY By: /s/ Bradley P. Beecher Name: Bradley P. Beecher Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed as of August 8, 2014 by the following persons in the capacities indicated.

/s/ Bradley P. Beecher Bradley P. Beecher	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Laurie A. Delano Laurie A. Delano	Vice President — Finance (Principal Financial Officer)
/s/ Robert W. Sager Robert W. Sager	Controller, Assistant Treasurer and Assistant Secretary (Principal Accounting Officer)
/s/ Kenneth R. Allen* Kenneth R. Allen	Director
/s/ William L. Gipson* William L. Gipson	Director
/s/ Ross C. Hartley* Ross C. Hartley	Director
/s/ D. Randy Laney* D. Randy Laney	Director
/s/ Bonnie C. Lind* Bonnie C. Lind	Director
/s/ B. Thomas Mueller * B. Thomas Mueller	Director
/s/ Thomas M. Ohlmacher* Thomas M. Ohlmacher	Director
/s/ Paul R. Portney* Paul R. Portney	Director
/s/ Herbert J. Schmidt* Herbert J. Schmidt	Director
/s/ C. James Sullivan* C. James Sullivan	Director
*By /s/ Laurie A. Delano
(Laurie A. Delano, as attorney in fact for each of the persons indicated)

EXHIBIT INDEX

Exhibit No.		Description of Exhibit
4(a)	−	Restated Articles of Incorporation of Empire (Incorporated by reference to Exhibit 4(a) to Registration Statement No. 33-54539 on Form S-3).
4(b)	−	By-laws of Empire as amended February 6, 2014 (Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K, dated February 6, 2014 and filed February 7, 2014, File No. 1-3368)..
4(c)	−
Indenture of Mortgage and Deed of Trust dated as of September 1, 1944 and First Supplemental Indenture thereto among Empire, The Bank of New York Mellon Trust Company, N.A. and UMB Bank, N.A., (Incorporated by reference to Exhibits B(1) and B(2) to Form 10, File No. 1-3368).

4(d)	−	Third Supplemental Indenture to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 2(c) to Form S-7, File No. 2-59924).
4(e)	−	Sixth through Eighth Supplemental Indentures to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 2(c) to Form S-7, File No. 2-59924).
4(f)	−	Fourteenth Supplemental Indenture to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 4(f) to Registration Statement No. 33-56635 on Form S-3).
4(g)	−
Twenty-Fourth Supplemental Indenture dated as of March 1, 1994 to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 4(m) to Annual Report on Form 10-K for the year ended December 31, 1993, File No. 1-3368).

4(h)	−
Twenty-Eighth Supplemental Indenture dated as of December 1, 1996 to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 4 to Annual Report on Form 10-K for the year ended December 31, 1996, File No. 1-3368).

4(i)	−
Thirty-First Supplemental Indenture dated as of March 26, 2007 to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K dated March 26, 2007 and filed March 28, 2007, File No. 1-3368).

4(j)	−
Thirty-Second Supplemental Indenture dated as of March 11, 2008 to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K dated March 11, 2008 and filed March 12, 2008, File No. 1-3368).

4(k)	−
Thirty-Third Supplemental Indenture dated as of May 16, 2008 to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K dated May 16, 2008 and filed May 16, 2008, File No. 1-3368).

4(l)	−
Thirty-Fifth Supplemental Indenture, dated as of May 28, 2010, to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K dated May 28, 2010 and filed May 28, 2010, File No. 1-3368).

4(m)	−
Thirty-Sixth Supplemental Indenture, dated as of August 25, 2010, to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K dated August 25, 2010 and filed August 26, 2010, File No. 1-3368).

4(n)	–
Thirty-Seventh Supplemental Indenture, dated as of June 9, 2011, to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K dated June 9, 2011 and filed June 10, 2011, File No. 1-3368).

4(o)	−
Thirty-Eighth Supplemental Indenture, dated as of April 2, 2012, to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K dated April 2, 2012 and filed April 2, 2012, File No. 1-3368).

4(p)	−
Thirty-Ninth Supplemental Indenture, dated May 30, 2013, to the Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K dated May 30, 2013 and filed May 30, 2013, File No. 1-03368).

4(q)	−
Bond Purchase Agreement, dated as of April 2, 2012, by and among the Company and the Purchasers named therein (Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K dated April 2, 2012 and filed April 2, 2012, File No. 1-3368).

4(r)	−
Bond Purchase Agreement, dated as of October 30, 2012, by and among the Company and the Purchasers named therein (Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K dated October 30, 2012 and filed November 2, 2012, File No. 1-3368).

4(s)	−
Indenture for Unsecured Debt Securities, dated as of September 10, 1999 between Empire and Wells Fargo Bank, National Association (Incorporated by reference to Exhibit 4(v) to Registration Statement No. 333-87015 on Form S-3).

4(t)	−
Securities Resolution No. 5, dated as of October 29, 2003, of Empire under the Indenture for Unsecured Debt Securities (Incorporated by reference to Exhibit 4 to Quarterly Report on Form 10-Q for quarter ended September 30, 2003), File No. 1-3368).

4(u)	−
Securities Resolution No. 6, dated as of June 27, 2005, of Empire under the Indenture for Unsecured Debt Securities (Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K dated June 27, 2005 and filed June 28, 2005, File No. 1-3368).

4(v)	–	Amended and Restated Employee Stock Purchase Plan (incorporated by reference to Appendix A to the definitive proxy statement filed pursuant to Regulation 14A on March 19, 2014, File No. 1-03368).
4(w)	–	2015 Stock Incentive Plan (incorporated by reference to Appendix B to the definitive proxy statement filed pursuant to Regulation 14A on March 19, 2014, File No. 1-03368).
4(x)	−	Amended and Restated Stock Unit Plan for Directors (incorporated by reference to Appendix C to the definitive proxy statement filed pursuant to Regulation 14A on March 19, 2014, File No. 1-03368).
5*	−	Opinion of Anderson & Byrd, LLP regarding the legality of the Common Stock to be issued under the ESPP.
23(a)*	−	Consent of PricewaterhouseCoopers LLP.
23(b)*	−	Consent of Anderson & Byrd (included in Exhibit 5).
24*	−	Powers of Attorney.

*  Filed herewith.